UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 16, 2011

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 16, 2011, Lattice Semiconductor Corporation, a Delaware corporation (“Lattice Corp.”), completed the previously announced merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among Lattice Corp., Lattice Semiconductor, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Lattice Corp. (“Lattice Ltd.”), Aff Inv Acquisition Corporation, a Cayman Islands exempted company and a wholly owned subsidiary of Lattice Ltd. (“Merger Sub”), SiliconBlue Technologies Ltd., a Cayman Islands exempted company (“SiliconBlue”), and Fortis Advisors LLC, as the representative for SiliconBlue's securityholders. In accordance with the Merger Agreement, Merger Sub was merged with and into SiliconBlue (the “Merger”), and SiliconBlue continues as a wholly owned subsidiary of Lattice Ltd. and an indirect subsidiary of Lattice Corp.

SiliconBlue Technologies is a pioneer and leader in Custom Mobile Device™ solutions for the consumer handheld market. Utilizing a single chip, ultra-low power Field Programmable Gate Array (FPGA) fabric, SiliconBlue's mobileFPGA™ devices enable mobile designers to quickly add features to their mobile platform in areas such as connectivity, memory / storage, sensor management, and video / imaging. SiliconBlue's mobile FPGA devices have already shipped in the millions of units to top tier consumer OEM's.
SiliconBlue was acquired for approximately $62 million in cash from its share, option and warrant holders.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.  The Merger Agreement is included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Lattice Corp. or the other parties thereto.  In particular, the assertions embodied in SiliconBlue's representations and warranties in the Merger Agreement are qualified by information in the disclosure schedule provided by SiliconBlue to Lattice Ltd. and Merger Sub in connection with the signing of the Merger Agreement.  This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts.  Accordingly, investors and securityholders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties thereto.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Any financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.
Any pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
The timing of the filing of any required financial statements and pro forma financial information set forth above supersedes the timing set forth in Lattice Corp's Current Report on Form 8-K filed on December 9, 2011.
(d) Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of December 9, 2011, by and among Lattice Corp., Lattice Semiconductor, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Lattice Corp., Aff Inv Acquisition Corporation, a Cayman Islands exempted company and a wholly owned subsidiary of Lattice Ltd., SiliconBlue Technologies Ltd., a Cayman Islands exempted company, and Fortis Advisors LLC, as the representative for SiliconBlue's security holders.

* Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Lattice Corp. hereby undertakes to furnish to the Securities and Exchange Commission (the “Commission”) copies of the omitted schedules and exhibits upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
	By:	/s/ Joe Bedewi
Joe Bedewi
Date: December 16, 2011		Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of December 9, 2011, by and among Lattice Corp., Lattice Semiconductor, Ltd., a Bermuda exempted company and a wholly owned subsidiary of Lattice Corp., Aff Inv Acquisition Corporation, a Cayman Islands exempted company and a wholly owned subsidiary of Lattice Ltd., SiliconBlue Technologies Ltd., a Cayman Islands exempted company, and Fortis Advisors LLC, as the representative for SiliconBlue's security holders.

* Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Lattice Corp. hereby undertakes to furnish to the Securities and Exchange Commission (the “Commission”) copies of the omitted schedules and exhibits upon request by the Commission.

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